Exhibit 99.1

Ovid Therapeutics Receives Orphan Drug Designation from the European Commission for OV101 for the Treatment of Angelman Syndrome

NEW YORK  – July 2, 2019 – Ovid Therapeutics Inc. (NASDAQ: OVID), a biopharmaceutical company committed to developing medicines that transform the lives of people with rare neurological diseases, today announced that the European Commission (EC) has granted orphan drug designation (ODD) to OV101 (gaboxadol) for the treatment of Angelman syndrome based on the results of the Phase 2 STARS trial. OV101 is believed to be the only delta (δ)-selective GABAA receptor agonist in clinical development for the treatment of certain neurodevelopmental disorders, including Angelman syndrome.

“We are proud to be granted Orphan Drug Designation by the European Commission. This is another important step and further validates the potential of OV101 to be a meaningful treatment option for those living with Angelman syndrome around the world,” said Amit Rakhit, MD, MBA, Chief Medical Officer and Head of Research & Development at Ovid. “Today, there are no approved medicines specifically for Angelman syndrome. Ovid previously received Orphan Drug and Fast Track designation for OV101 from the U.S. Food and Drug Administration (FDA). We recently announced we have initiated the pivotal Phase 3 NEPTUNE trial in Angelman syndrome and have a clear route to registration, if positive.”

Dr. Rakhit continued, “It is believed that in the U.S. there are approximately 24,000 individuals with Angelman syndrome and a similar number in the European Union. OV101 is the only medicine currently in clinical development for Angelman syndrome. It’s our intent for OV101 to be the first medicine to be approved for this important and underserved community.”

About Orphan Drug Designation by the European Medicines Agency

About 30 million people in the European Union (EU) live with a rare disease. ODD in the EU is granted by the EC based on a positive opinion by the European Medicines Agency’s (EMA) Committee for Orphan Medicinal Products (COMP) to companies developing therapies to diagnose, prevent or treat a rare disease. To qualify for ODD, a potential medicine must target a life-threatening or chronically debilitating disease that affects no more than 5 in 10,000 persons in the EU. Additionally, the investigational medicinal product must either provide a significant benefit over existing therapies or provide a treatment for patients for whom existing therapies do not work or exist. The designation enables a company to benefit from incentives in the EU, such as reduced fees, centralized authorization and protection from competition for ten years once the medicine is approved for marketing.

About Angelman Syndrome
Angelman syndrome is a rare genetic disorder that is characterized by a variety of signs and symptoms.

Characteristic features of this disorder include delayed development, intellectual disability, severe speech impairment, problems with movement and balance, seizures, sleep disorders and anxiety. The most common cause of Angelman syndrome is the loss of function of the gene that codes for ubiquitin protein ligase E3A (UBE3A), which plays a critical role in nerve cell communication, resulting in impaired tonic inhibition. Individuals with Angelman syndrome typically have normal lifespans but are unable to live independently, therefore, they require constant support from a network of specialists and caregivers. Angelman syndrome affects approximately 1 in 12,000 to 1 in 20,000 people globally.

There are no approved therapies for Angelman syndrome, and treatment primarily consists of behavioral interventions and pharmacologic management of symptoms.

Angelman syndrome is associated with a reduction in tonic inhibition, a function of the delta (δ)-selective GABAA receptor that allows a human brain to decipher excitatory and inhibitory neurological signals correctly without being overloaded. If tonic inhibition is reduced, the brain becomes inundated with signals and loses the ability to separate background noise from critical information.

About OV101
OV101 (gaboxadol) is believed to be the only delta (δ)-selective GABAA receptor agonist in development and the first investigational drug to specifically target the disruption of tonic inhibition, a central physiological process of the brain that is thought to be the underlying cause of certain neurodevelopmental disorders. OV101 has been demonstrated in laboratory studies and animal models to selectively activate the δ-subunit of GABAA receptors, which are found in the extrasynaptic space (outside of the synapse), and thereby impact neuronal activity through tonic inhibition.

Ovid is developing OV101 for the treatment of Angelman syndrome and Fragile X syndrome to potentially restore tonic inhibition and thereby address the core symptoms of these disorders. In both of these syndromes, the underlying pathophysiology includes disruption of the tonic inhibition modulated through the δ-subunit of GABAA receptors. In preclinical studies, it was observed that OV101 improved symptoms of Angelman syndrome and Fragile X syndrome. This compound has also previously been tested in over 4,000 patients (over 1,000 patient-years of exposure) and was observed to have favorable safety and bioavailability profiles. In 2018, Ovid announced the successful completion of its Phase 2 STARS trial of OV101 in adults and adolescents with Angelman syndrome. Ovid expects to enroll the first patients in the pivotal Phase 3 (NEPTUNE) clinical trial in children aged 4-12 years old with Angelman syndrome during the third quarter of 2019. In addition, Ovid is conducting a Phase 2 clinical trial (ROCKET) in Fragile X syndrome, with results expected around year-end 2019 or early 2020.

The FDA has granted Orphan Drug and Fast Track designations for OV101 for both the treatment of Angelman syndrome and Fragile X syndrome.

About Ovid Therapeutics

Ovid Therapeutics (NASDAQ: OVID) is a New York-based biopharmaceutical company using its BoldMedicine™ approach to develop medicines that transform the lives of patients with rare neurological disorders. Ovid has a broad pipeline of potential first-in-class medicines. The company’s most advanced investigational medicine, OV101 (gaboxadol), is currently in clinical development for the treatment of Angelman syndrome and Fragile X syndrome. Ovid is also developing OV935 (soticlestat) in collaboration with Takeda Pharmaceutical Company Limited for the potential treatment of rare developmental and epileptic encephalopathies (DEE).

For more information on Ovid, please visit http://www.ovidrx.com/.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding advancing Ovid’s product candidates, progress, timing, scope and results of clinical trials for Ovid’s product candidates, and the reporting of clinical data regarding Ovid’s product candidates. You can identify forward-looking statements because they contain words such as “will,” “believes” and “expects.” Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Ovid’s filings with the Securities and Exchange Commission under the caption “Risk Factors”. Ovid assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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